EXHIBIT 10.2
ASSIGNMENT OF CONTRACT OF PURCHASE AND SALE

THIS ASSIGNMENT OF CONTRACT OF PURCHASE AND SALE ("Assignment") is made as of the 14th day of November, 2014 by and between HINES INTERESTS LIMITED PARTNERSHIP, a Delaware limited partnership ("Assignor"), and HGREIT II 2819 LOKER LP, a Delaware limited partnership ("Assignee").

WITNESSETH:
WHEREAS, Assignor entered into that certain Purchase and Sale Agreement by and between Assignor as Purchaser, and Canoga-Rincon Loker Industrial, LLC, a Delaware limited liability company, as Seller, dated November 12, 2014 (the "Agreement") respecting the sale of certain property described in Exhibit "A" attached hereto (the "Property"); and
WHEREAS Assignor desires to assign all rights and obligations of Assignor under the Agreement to Assignee, and Assignee desires to assume said rights and obligations;
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:
1.    Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee all of Assignor's estate, right, title, interest and obligations in and to or under the Agreement and Assignee hereby accepts such assignment. Notwithstanding anything to the contrary contained herein, Assignor shall remain liable jointly and severally with Assignee for all obligations and indemnifications made pursuant to the Agreement.
2.    Assignee hereby assumes all obligations of Assignor and agrees to execute all documents and perform all obligations imposed upon Assignor under the Agreement as if Assignee were the original Purchaser under the Agreement.
3.    This Assignment shall be binding upon and inure to the benefit of the successors, assignees, personal representatives, heirs and legacies of all the respective parties hereto.
4.    This Assignment shall be governed by, interpreted under and construed and enforceable in accordance with, the laws of the State of California.
5.    This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the day and year first above written.

ASSIGNOR: HINES INTERESTS LIMITED PARTNERSHIP, a Delaware limited partnership By: /s/ Paul Twardowski Name: Paul Twardowski Its: Senior Managing Director
ASSIGNEE:

HGREIT II 2819 LOKER LP,
a Delaware limited partnership

By: HGREIT II 2819 Loker GP LLC,
   a Delaware limited liability company
   its general partner

By: /s/ David Steinbach
Name: David Steinbach
Its: Manager

EXHIBIT A
LEGAL DESCRIPTION

(Land)

Lots 23 and 38 of Carlsbad Tract 74-21, in the City of Carlsbad, County of San Diego, State of
California, according to Map thereof No. 10372, filed in the Office of the County Recorder of
San Diego County, April 13, 1982 and as amended by Certificate of Compliance recorded
February 19, 1997 as Document No. 1997-0074335 of Official Records.
Assessor’s Parcel No: 209-083-16